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NS Group, Inc. Form 10-Q March 31, 2002                            Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------


         Agreement made as of the 1st day of March, 2002, between NS Group, Inc., a Kentucky corporation ("Employer"), and Rene J. Robichaud ("Employee").

                                   WITNESSETH:
                                   -----------


         WHEREAS, Employer and Employee executed an Employment Agreement dated as of June 21, 1999, ("1999 Agreement"); and

         WHEREAS, Employer and Employee wish to execute a new employment agreement to replace and supersede the 1999 Agreement; and

         WHEREAS, Employer desires to continue to employ Employee in an executive position with significant executive and administrative responsibilities and Employee desires to continue to be employed by Employer in such capacity upon the terms and conditions hereinafter provided; and

         WHEREAS, Employee and Employer are desirous of entering into this Employment Agreement ("Agreement") which sets forth the rights and obligations of the parties during the continuation of such employment, as well as following any termination thereof;

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and in pursuance of the above, Employee and Employer agree as follows:

1.       EMPLOYMENT

         (a) Employer shall employ Employee as President and Chief Executive Officer, to perform all duties that are customarily performed by one holding such position, and Employee agrees to such employment, subject to the general supervision and direction by the Board of Directors of Employer and pursuant to the terms and conditions hereof. In connection with Employee's employment, Employee will be based at the principal executive office of Employer at 530 W. Ninth Street, Newport, Kentucky.

         (b) Employee covenants and agrees that he will, at all times, faithfully and industriously perform any and all duties conferred upon him by Employer, and Employee further agrees that he will devote all necessary working time and attention thereto.

2.       TERM; TERMINATION; EXTENSION

         The term of this Agreement commences March 1, 2002 and shall continue for a period ending February 28, 2005. Unless terminated prior to that date, the term of the



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         Agreement shall automatically be extended for one year and from year to year thereafter, unless either Employer or Employee shall give written notice to the other not less than one hundred eighty (180) days before the end of the term or an extended term that they do not wish to extend the term of the Agreement further. Notwithstanding the foregoing, this Agreement shall terminate upon the earliest to occur of the following:

         (a) Employer terminates the Agreement for Cause, upon thirty (30) days prior written notice to Employee. For purposes of this Agreement, "Cause" shall be defined as (i) Conviction or judicial admission by the Employee of any felony criminal act, a crime involving moral turpitude, or a crime of fraud or dishonesty; (ii) acts by Employee constituting gross negligence or willful misconduct to the detriment of the Employer; (iii) Employee's misfeasance, nonfeasance or malfeasance in the performance of his duties; (iv) Employee's failure or refusal to comply with the lawful directions of Employer's Board of Directors or with the policies, standards and regulations of the Employer after notice and failure to cure within thirty (30) days; or (v) Employee's breach of Sections 4, 5, 6, 7, or 9 of this Agreement.

                  In the event that Employee's employment is terminated for Cause, Employer's obligation to pay Employee's salary, fringe benefits or any other element of compensation will immediately cease as of the date of termination of employment, including but not limited to, all payments and benefits listed in Schedule A hereto or any amendment to this Agreement. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

         (b) Employee terminates Agreement for any reason or no reason upon thirty (30) days prior written notice to Employer.

                  In the event Employee so terminates this Agreement (other than for Good Reason, as defined below), Employer's obligation to pay Employee's salary, fringe benefits or any other element of compensation will immediately cease as of the date of termination of employment, including but not limited to, all payments and benefits listed in Schedule A hereto or any amendment to this Employment Agreement. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

                  In the event Employee terminates this Agreement for Good Reason, such termination shall be considered termination pursuant to Section 2(d) below. "Good Reason" means; (i) Employee's basic annual salary is reduced by five percent (5%) or more; (ii) Employee is assigned duties which are inconsistent with the duties of President and Chief Executive Officer of an operation that is at least similar in size and complexity of Employer on the date of this Agreement; (iii) unreasonable travel requirements which are not consistent with Employee's position and responsibilities; (iv) any relocation required on the part of Employee, without his consent, outside of a 50-mile radius from his primary residence on the effective date of this Agreement; or (v) material breach by Employer of this Agreement or any other compensation related agreement between Employee and Employer and failure to cure such breach within thirty (30) days after written notice thereof.



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         (c)      At Employer's option, due to Employee's inability to perform his duties due to physical or mental disability for a period of ninety (90) days or more.

                  In the event that Employee's employment is terminated under this provision, Employer shall continue to pay Employee's base salary and fringe benefits (as set forth in Section 3, below, and as may be provided in Schedule A or any amendment to this Employment Agreement, and in accordance with the terms of any fringe benefit plan) for the greater of two (2) years following the date of Employee's termination of employment with Employer or until the end of the then current term of this Agreement. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

         (d) Employer terminates this Agreement for any other reason or no reason prior to the end of the term by providing written notice to Employee. This provision also will cover termination due to Employee's death (other than by suicide).

                  In such case, Employer shall continue to pay Employee's base salary, bonus and fringe benefits (as set forth in Section 3 below, and as may be provided in Schedule A or any amendment to this Agreement, and in accordance with the terms of any fringe benefit plan) for the greater of two (2) years following the date of such termination or until the end of the then current term of this Agreement. In the event of such termination, stock options shall remain effective in accordance with stock option plans of Employer and Employee's stock option agreements. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

3.       COMPENSATION; BENEFITS; VACATION; INDEMNIFICATION

         (a) Employer shall pay Employee for Employee's services hereunder a salary at the rate of not less than $380,000 per annum. Employee shall also be entitled to participate in any bonus plan, stock option program, retirement plan, and other fringe benefits available to other employees of Employer or any of its subsidiaries who are similarly situated in terms of (i) position with Employer or any of its subsidiaries, (ii) seniority and (iii) geographical location of employment. Employee's participation in such plans, benefits and programs shall be subject to the rules and regulations pertaining to eligibility and participation therein.

         (b)      In addition, Employee shall be eligible for a minimum of four
                  (4) weeks of paid vacation each year during the term of this Agreement.

         (c) Employer will reimburse Employee for reasonable business expenses incurred in the performance of his duties, in accordance with Employer's reimbursement policy.

         (d) Article VII of the By-Laws of Employer states that Employer shall, to the fullest extent permitted by, and in accordance with the provisions of the Kentucky Business Corporation Act, indemnify Employee, both as a director and as an officer of Employer.



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4.       OTHER EMPLOYMENT

         Employee shall devote substantially all of his normal working time, attention, knowledge, and skills solely to the business and interests of Employer. Employee shall not, directly or indirectly, in any manner whatsoever, solicit, accept or serve, on behalf of himself or any other third party, any similar or related business activities without Employer's prior approval. Furthermore, Employee shall not, directly or indirectly, act for the benefit or on behalf of any competitor of Employer or in any way inconsistent with Employer's best interest.

         This provision shall not be construed to prohibit Employee from devoting non-business hours to the passive pursuit of personal business interests not competitive with the business of Employer, or any subsidiary or affiliate of Employer, provided that such interests do not interfere with Employee's duties and responsibilities owed to Employer.

5.       DOCUMENTS

         Employee shall have no right, title or interest in any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed or otherwise recorded materials of any kind whatsoever belonging to or in the possession of Employer, or any subsidiary or affiliate of Employer. Employee agrees that he will surrender all such material to Employer, immediately upon the termination of his employment or at any time prior thereto upon the request of Employer.

6.       NON-DISCLOSURE OF INFORMATION

         Employee specifically agrees that he will not at any time, whether during his employment or for a period of two (2) years after such employment ends for any reason, disclose or communicate to any third party any material secret, private or confidential information or trade secret relating to the business of Employer, or any subsidiary or affiliate of Employer, including business methods and techniques, research data, marketing and sales information concerning the business of Employer, or any subsidiary or affiliate of Employer, their manner and method of operation, their plans or other data not disclosed to the general public or know within the industry, regardless of whether such information or trade secret was acquired prior to or after execution of this Agreement.

7.       COVENANT NOT TO COMPETE

         Employer and Employee recognize that Employer's industry is highly competitive and that Employee will acquire special knowledge from Employer. Employee, therefore, agrees that for twelve (12) months after the employment relationship ends for any reason;

         (a) He shall not, either directly or indirectly, by or for himself, or as agent of another, or through others as his agent, in any way seek to induce, bring about, promote, facilitate or encourage the discontinuance of or in any way solicit for himself or others, those persons or entities who are customers or employees, or hire, retain or otherwise use the services of any employees of Employer, or any subsidiary or affiliate of Employer; and



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         (b)      He shall not engage in, or become an owner, stockholder,
                  partner, lender, investor, director, officer, employee, consultant or act in any other capacity with respect to any entity which engages in, a business that competes with, or is substantially similar to, the business then being conducted by Employer, or any subsidiary or affiliate of Employer, and located within North America.

8.       INJUNCTIVE RELIEF

         In addition to, and not in lieu of, any other remedy to which Employer may otherwise be entitled, the parties agree that a breach by Employee of any covenant set forth in paragraphs 1, 4, 5, 6, 7, or 9 of this Agreement shall result in irreparable injury, harm and damage to Employer for which there is no adequate remedy at law, and the parties further agree that, in the event of any violation or breach by Employee of any of those provisions of this Agreement, Employer shall be entitled to an immediate injunction and restraining order through proper action filed in a court of competent jurisdiction to prevent such violation or breach. Employee agrees to indemnify and hold Employer harmless for any costs and expenses, including reasonable attorneys' fees, which Employer may incur to remedy any violation or breach by Employee of any covenant set forth in paragraphs 1, 4, 5, 6, 7, or 9 hereof.

9.       INVENTIONS

         Employee agrees that any and all inventions and discoveries, whether or not patentable, which Employee has conceived or may conceive and which pertain to work or business which he has performed or may perform on behalf of Employer, whether or not during working hours, shall be the sole and exclusive property of Employer.

         Employee further agrees to inform Employer of all inventions and discoveries promptly after they have been conceived or made in detail sufficient to permit Employer to understand such inventions and discoveries and practice them without the exercise of further inventive skill. When requested to do so, Employee agrees, whether during the term of this Agreement or within three (3) years thereafter, to execute any and all documents necessary or desirable to convey title to such inventions and discoveries to Employer and to assist Employer in perfecting and enforcing Employer's right in and to any such invention or discovery, including filing patent applications regarding such inventions or discoveries in the United States or in foreign countries. Employee agrees that any invention, product design, product improvement or technological innovation which Employee, either individually or jointly with others, has already conceived or during the term of this Agreement may conceive, develop, create or suggest that directly results from any work which Employee does or has done for Employer, or any subsidiary or affiliate of Employer, shall be the absolute property of Employer and shall promptly be disclosed by Employee to Employer.

10.      REPRESENTATIONS BY EMPLOYEE

         Employee represents that he is neither restricted nor prohibited in any manner from employment and performance of his duties on behalf of Employer as herein provided.



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11.      SEVERABILITY

         Employer and Employee agree that should any provision of this Agreement be held to be illegal, invalid or unenforceable for any reason, such term or provision shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law, and any court making such determination shall have power to modify any and all such provisions, and such provisions shall then be applicable in modified form. If any provision of this Agreement is invalid or unenforceable for any reason, the remainder of this Agreement and all other provisions herein shall not be affected thereby.

12.      ENTIRE AGREEMENT AND AMENDMENTS

         Employer and Employee agree that this Agreement constitutes the entire agreement between them with respect to the subject matter hereof and that any and all prior discussions, negotiations, commitments and understandings relating thereto are superseded and merged herein. The terms and provisions of this Agreement shall not be changed, amended, waived, modified or terminated in any respect whatsoever except by a written instrument executed by Employer and Employee.

13.      INTERPRETATION

         This Agreement shall be interpreted as written jointly by Employer and Employee.

14.      GOVERNING LAW, FORUM SELECTION AND CONSENT TO PERSONAL JURISDICTION

         Employer and Employee hereby consent that any action arising from or to enforce any provision of this Agreement shall be brought only in a state or federal court located in the Commonwealth of Kentucky. This Agreement shall be interpreted, governed and enforced in accordance with the laws of the Commonwealth of Kentucky, including any arbitration proceedings pursuant to Section 17 below.

15.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of Employer, its successors and assigns, and to the benefit of Employee, his heirs, administrators and legal representatives, except that Employee's duties to perform services hereunder are non-transferable.

16.      NO WAIVER OF RIGHTS

         Neither failure nor delay on the part of a party in exercising any right, power or privilege herein contained shall operate as a waiver thereof on the part of such part, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege by a party to this Agreement.



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17.      DISPUTE RESOLUTION PROCEDURES

         If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of either of the parties hereunder, the Employee and a designated representative of the Employer shall meet to negotiate and attempt to resolve such question in good faith. The Employee and such representative may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, and if the issue in question has been initiated by Employee, then Employee shall have fifteen (15) days in which to provide Employer written notice that he elects to have the question resolved by a court and not to submit the question for final resolution by binding arbitration. If the issue in question has been initiated by Employer or if Employee shall not elect to have the question resolved by a court, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. The arbitration shall be held in Covington, Kentucky and shall be governed by the laws of the Commonwealth of Kentucky. In the event of any arbitration, the Employee shall select one arbitrator, the Employer shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. All out-of-pocket costs and expenses of the parties in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by the parties in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

         Notwithstanding the foregoing, any dispute for which money damages would not be an adequate remedy and disputes arising under Sections 4, 5, 6, 7 and 9 are excluded from this Section 17, unless both parties mutually agree in writing to elect arbitration.

18.      NOTICE

         All notices to be given by either party to the other party to this Agreement shall be given in writing and sent by U.S. certified mail, return receipt requested, as follows:

                To Employee:                        Rene J. Robichaud
                                                    8130 Indian Hill Road
                                                    Cincinnati, Ohio  45242

                To Employer:                        Secretary
                                                    NS Group, Inc.
                                                    530 W. Ninth Street
                                                    Newport, Kentucky  41071

         Either party may change their mailing address set forth above by giving written notice to the other party of such new address sent by U.S. certified mail, return receipt requested. Written notices given pursuant to this section shall be deemed to have been delivered on the date reflected on such receipt.



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19.      SCHEDULE A

         More specific conditions of employment are described in attached Schedule A to this Agreement.

19. This Agreement replaces and supersedes the 1999 Agreement, which is terminated and no longer in effect as of March 1, 2002.

         I HAVE READ THIS EMPLOYMENT AGREEMENT AND, UNDERSTANDING ALL OF ITS TERMS, INCLUDING THAT THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES, I SIGN IT AS MY FREE ACT AND DEED.

         IN WITNESS WHEREOF, the Employer and Employee have agreed upon and executed this Agreement on the day and year first written above.

         WITNESSES:                                  EMPLOYEE:

         /s/ Susan Vaughn                   /s/ Rene J. Robichaud



                                            NS GROUP, INC.

                                            By: /s/ Thomas J. Depenbrock
                                            Its: Secretary


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                                   SCHEDULE A
                            CONDITIONS OF EMPLOYMENT



EMPLOYMENT - President and Chief Executive Officer of the Company.

BONUS - Mr. Robichaud will participate in the Company's bonus plan, which provides possible bonus awards equal to 100% of annual salary, based upon performance of the Company.

STOCK OPTIONS - Options for 550,000 shares have been awarded. Subsequent option awards will be determined by the Board of Directors. In the event that Mr. Robichaud's employment is terminated other than for cause, suicide or to accept other employment, not less than 60% of his outstanding options will be vested as of the date of such termination.

DIRECTORSHIP - Mr. Robichaud has been elected a Director of the Company.

RETIREMENT - subject to the terms of the Salary Continuation Agreement between Mr. Robichaud and the Company dated March 1, 2002.

SAVINGS PLAN - Mr. Robichaud is eligible to participate in the Company's Salaried Employees' Retirement Savings Plan.

AUTOMOTIVE STIPEND - Mr. Robichaud will receive $1,250 per month, or $15,000 per year, to cover the costs of a leased car as well as fuel, oil and maintenance costs. The Company will provide liability insurance coverage.

COUNTRY CLUB GOLF OR COUNTRY CLUB FEES - Mr. Robichaud has joined a country club. The Company will pay his membership fees during the term of this Agreement.

BENEFITS - Benefits include health care and dental benefits for Mr. Robichaud and his family, employee life insurance, sickness and accident salary continuation and long-term disability, supplemental sickness and accident benefits, educational assistance, as well as paid vacations and holidays.

CHANGE OF CONTROL SEVERANCE AGREEMENT - this Agreement between Mr. Robichaud and the Company will be executed simultaneously with the Employment Agreement dated March 1, 2002.



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